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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of TC PipeLines GP, Inc.
General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statements (Nos. 333-211907 and 333-213024) on Form S-3 of TC PipeLines, LP of our report dated February 21, 2019, with respect to the consolidated balance sheets of TC PipeLines, LP as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), changes in partners' equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of TC PipeLines, LP.

/s/ KPMG LLP

Houston, Texas
February 21, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM